Parente Randolph
Two Penn Center Plaza, Suite 700
Philadelphia, PA 19102-1721

December 6, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Interactive Gaming & Communications Corp. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K/A report dated December 15, 1999. We agree with the statements concerning our Firm in such Form 8-K.

Sincerely,

Parente Randolph, LLC

Parente Randolph, LLC